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                                                                   EXHIBIT 10.10
                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made as of March 15, 2000, by and between DigitalWork.com, Inc., a Delaware corporation (the "Company"), and Robert A. Schultz (the "Executive"). The "Effective Date" of this Agreement shall be the date the Securities and Exchange Commission (the "Commission") declares effective the Registration Statement on Form S-1 (File No. 95895) originally filed by the Company with the Commission on February 1, 2000.

                                   RECITALS:

     A. The Company desires to obtain the benefit of the Executive's knowledge, skills and experience and assure itself of the ongoing right to Executive's services subject to the terms and conditions set forth in this Agreement beginning on the Effective Date; and

     B. Executive is willing and able to render services to the Company, beginning on the Effective Date, on the terms and conditions set forth in this Agreement.

                                  AGREEMENTS:

     In consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Company and Executive hereby agree as follows:

     1. Employment. Subject to all of the terms and conditions provided in this Agreement, the Company hereby agrees to employ Executive and Executive hereby accepts employment with the Company. Executive's title shall be Chairman of the Board and Chief Executive Officer of the Company and he shall possess such powers and perform such duties as are normally incident to such office, as provided in the By-Laws of the Company and in accordance with the applicable corporate laws governing the Company. Executive shall perform such duties as may be identified from time to time by the Board of Directors of the Company (the "Board"). Executive will perform the duties of his employment hereunder diligently and faithfully and in conformity with the directions of the Board, and shall at all times be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Company.

     2. Term of Employment. Unless terminated as provided in Section 6 hereof, the term of this Agreement shall be for a period of one year (the "Employment Period"), commencing on the Effective Date and continuing through and including the day immediately preceding the second anniversary of the Effective Date (the "Expiration Date"). Before the Expiration Date, the Company and Executive shall negotiate, in good faith, an extension, modification or amendment of this Agreement, or a new employment agreement, which would govern the employment of Executive by the Company after the Expiration Date; provided, however, that neither party shall be bound by the non-surviving terms of any employment agreement governing the employment of Executive after the Expiration Date unless such parties shall have entered into a binding, written agreement governing such employment.
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     3.   Compensation and Benefits.

     (a)  Base Salary.  As compensation for the services to be rendered by
          -----------
Executive hereunder, the Company shall pay to Executive a base salary of $200,000 per year (as increased from time to time, the "Base Salary"), subject to increase in January of each year during the term of this Agreement as determined by the Compensation Committee of the Board. The Base Salary shall be payable in periodic installments (but in no event less frequently than semi-monthly) in accordance with the standard payroll practices of the Company in effect from time to time, less income tax withholdings and other required employee deductions.

     (b)  Business Expenses.  In accordance with the Company's policies
          -----------------
established from time to time, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentation by Executive of appropriate receipts and vouchers.

     (c)  Bonus.  For each fiscal year during the Employment Period, the Company
          -----
will set a bonus for Executive upon the achievement of the objectives defined by the Board or the Compensation Committee up to 40% of Executive's then Base Salary. The amount of the bonus actually paid, if any, will be determined by the Compensation Committee of the Board based upon Executive's performance and the achievement of the Company's financial objectives. The annual bonus (in its entirety) for each year will be paid in the first month of each year.

     (d)  Fringe Benefits.  The Company shall make available to Executive,
          ---------------
throughout the Employment Period, such benefits and perquisites as are generally provided by the Company to its executive employees. Without limiting the foregoing, Executive shall be eligible to participate in the group life, health or accident insurance, or other such plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its executive Executives generally, in each case subject to the terms and conditions of any such plan or policy.

     (e)  Severance Pay/Change of Control.  In the event Executive's employment
          -------------------------------
with the Company is terminated by the Company (i) without Cause, (ii) without Cause following a Change of Control or (iii) as a result of Executive's Death or Disability (a "Severance Event"), in consideration of the Executive's covenants set forth in Section 7 hereof, and in consideration of his employment, the Company shall

          (A) pay Executive severance pay in an aggregate amount equal to 50% of Executive's Base Salary (the "Severance Amount"), less income tax withholdings and other required employee deductions, payable in semi-monthly installments over a period of three months, subject to the terms of
     Section 3(a);

          (B) pay Executive a lump sum on the date of termination equal to the pro rata portion of the maximum annual bonus earned as of the date of severance; and

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          (C)  accelerate the vesting of 50% of (i) the options the Company has to repurchase restricted stock from Executive pursuant to restricted stock agreements and (ii) unvested options to purchase the Common Stock of the Company granted to Executive under the 1998 Stock Plan, as may be amended or restated from time to time, or any other stock option plan that the Company may implement from time to time.

     For purposes of this Agreement, "terminated" shall include the reduction of Executive's responsibilities and duties to the Company, or, except with respect to a Change of Control of the Company, the reduction of Executive's title. For purposes of this Agreement, a Change in Control shall mean any of the following events:

          (A) the acquisition by new stockholders (being any entity, person or group of persons) acting in concert, of a beneficial ownership interest in the Company, resulting in the total beneficial interest of such entity, person or group of persons equaling or exceeding 50% of the total outstanding common stock and warrants of the Company. The change in control shall occur on the date the beneficial ownership of the acquiring entity, person or group of persons equals or exceeds 50% of the outstanding common stock and warrants of the Company; or

          (B) a merger, consolidation, or reorganization having substantially the same effect; or the sale of all or substantially all the consolidated assets of the Company, in each case, with respect to the entity, person or group of persons who were the respective. beneficial owners of the outstanding common stock immediately prior to such event do not, following such event, beneficially own, directly or indirectly, more than 50% respectively, of the then outstanding voting stock of the corporation resulting from such event or the corporation purchasing or receiving assets pursuant to such event.

     4. Vacation. Throughout the Employment Period, Executive shall be entitled to take, from time to time, on an annual basis, four weeks of vacation with pay, at such times as shall be mutually convenient to Executive and the Company. Executive shall also be entitled to take, from time to time, five personal days and three sick days.

     5.   Termination.

     (a)  For Cause.  At any time during the term of this Agreement, the Company
          ---------
may terminate Executive's employment under this Agreement for Cause, without any further liability hereunder. As used in this Agreement, "Cause" shall mean termination by action of the Board because of any one or more of the following:
(i) the Executive's conviction of, or plea of nolo contendere to, a felony; (ii) the Executive's breach of any legal duty of loyalty to the Company, misappropriation of the Company's funds, or dishonest, fraudulent, illegal or unethical business conduct; (iii) the failure of Executive to perform the duties provided in Section 1, which failure to so perform shall continue after notice from the Company; (iv) the Executive's breach of the obligations provided in Sections 6 and 7 of this Agreement as provided therein; or (v) the Executive's illegal use of controlled substances. Termination for

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

Cause shall be effective immediately for those events described in subparagraphs
(i), (ii), (iv), and (v). Termination for Cause shall be effective for the events in subparagraph (iii) 30 days after notice to Executive from the Company of the occurrence of such event and Executive shall have failed to cure such event within such 30-day period.

     (b)  Death of Executive.  This Agreement shall terminate automatically upon
          -------------------
the death of Executive.

     (c)  Disability.  This Agreement shall terminate upon a determination by
          ----------
the Board based upon a written medical opinion that the Executive is unable to perform the essential functions of his employment position, due to a disability of Executive that cannot be reasonably accommodated by the Company.

     6.   Confidential Information.

     (a)  Confidential Information Defined.  "Confidential Information" means
          --------------------------------
any trade secret (as defined in 765 ILSC (S)1065/2(d)) of the Company that contains, reflects or embodies the Company's business plans or the Company's strategic, financial, technical, joint venture, or investor information.

     (b)  Disclosure and Use.  Executive shall not disclose or use at any time,
          ------------------
either during or after Executive's employment with the Company or any other direct or indirect subsidiary of the Company (collectively referred to in this paragraph as the "Company"), any Confidential Information, except that Executive may disclose, subject to Section 7, Confidential Information solely to the extent: (1) required for Executive to perform his employment duties with the Company; (2) it has been disclosed to Executive by a third party who is not subject to restriction on the disclosure of such information; (3) it has or becomes generally available to the public other than as a result of a disclosure by a party who is not subject to nondisclosure obligations with respect thereto;
(4) it must be disclosed as a result of a subpoena or other legal process, after the Company has had the opportunity to request a suitable protective order for such information; or (5) the Company has given Executive prior written authorization to do so. Executive's obligations under this paragraph shall survive the termination of this Agreement and Executive's employment with the Company, and shall remain in effect and be enforceable against Executive for so long as any Confidential Information retains economic value, whether actual or potential, because it is not generally known to other persons who can obtain economic value from its disclosure or use. Executive shall execute such reasonable further agreements evidencing Executive's obligations to the Company concerning nondisclosure of Confidential Information as the Company may require from time to time.

     (c)  Return of Materials.  Upon termination of his employment with the
          -------------------
Company, Executive shall promptly deliver to the Company all customer lists, specifications, drawings, computer programs, listings, documentation, manuals, letters, notes, note books, reports, and all other embodiments of Confidential Information (together with copies thereof) in the possession or under the control of Executive.

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     7.   Restrictive Covenant.

     (a)  Restricted Activities.  As conditions of his employment and in
          ---------------------
consideration of his employment, Executive covenants and agrees as follows:

          (i) subject to Section 7(c) below, beginning on the Effective Date and continuing for 12 months after the termination of Executive's employment with the Company (the "Restricted Period"), he will not, without the prior written consent of the Board, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than 5% of the outstanding shares of any class of publicly traded stock of any issuer), or as an officer, director, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, a "Restricted Business."

          (ii) during the Restricted Period, he will not solicit (or employ or cause to be employed other than by the Company) other employees of the Company or any affiliate or subsidiary of the Company, directly or indirectly, for the purpose of enticing them to leave their employment with the Company or any affiliate or subsidiary of the Company;

          (iii) during the Restricted Period, he will not attempt in any manner to solicit any Restricted Business from any individual or entity who or which is a client of the Company at any time within six months before the date that Executive's employment by the Company terminates or to persuade any such client to cease doing business with the Company or to reduce the amount of business which such client has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts;

          (iv) during the Restricted Period, he will make full and complete disclosure of the existence of this Agreement and the content of this
     Section 7 to all prospective employers with whom he may discuss possible employment;

          (v) he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of the Company or any of its employees, agents, officers, directors, shareholders or affiliates;

          (vi) subject to Section 7(c) below, during his employment with the Company, he will not, without the prior written consent in each case of the Board, participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement;

          (vii) during his employment with the Company, he will not, without the prior written consent in each case of the Board: (a) exchange goods, products or services of the Company in return for goods, products or services of any individual or firm or (b) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for the Company; and

          (viii) after the termination of his employment with the Company, he will not secure, or attempt to secure, from any employee or former employee of the Company or any affiliate or subsidiary of the Company, any information relating to the Company or any affiliate or subsidiary of the Company or its operations.

     (b) Restricted Business Defined. For the purposes of this Agreement, "Restricted Business" means any company that would be considered a competitive threat to the Company's market position if they hired away the Company's key employees that had a working knowledge of the Company's key strategies.

     (c) Representation and Warranty. Executive represents and warrants to the Company that, notwithstanding the operation of the covenants contained in this
Section 7, upon the termination of his employment hereunder, Executive will be able to obtain employment for the purpose of earning a livelihood.

     8.   Inventions.

     (a)  Inventions Retained and Licensed.  Executive has attached hereto, as
          --------------------------------
Exhibit A, a list describing all inventions, original works of authorship,
---------
developments, improvements, and trade secrets which were made by Executive prior to Executive's employment with the Company (collectively referred to as "Prior Inventions"), which belong to Executive, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Executive represents that there are no such Prior Inventions. If in the course of Executive's employment with the Company, Executive incorporates into a Company product, process or machine a Prior Invention owned by Executive or in which Executive has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

     (b)  Assignment of Inventions.  Executive agrees that Executive will
          ------------------------
promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all Executive's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Executive is in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 8(f) below. Executive further acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during the period of Executive's employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States

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

Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any invention developed by Executive solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Executive as a result of the Company's efforts to commercialize or market any such invention.

     (c)  Inventions Assigned to the United States.  Executive agrees to assign
          ----------------------------------------
to the United States government all Executive's right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     (d)  Maintenance of Records.  Executive agrees to keep and maintain
          ----------------------
adequate and current written records of all Inventions made by Executive (solely or jointly with others) during the term of Executive's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

     (e)  Patent and Copyright Registrations.  Executive agrees to assist the
          ----------------------------------
Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Executive further agrees that Executive's obligation to execute or cause to be executed, when it is in Executive's power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Executive's mental or physical incapacity or for any other reason to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive.

     (f)  Exception to Assignments.  Executive understands that the provisions
          ------------------------
of this Agreement requiring assignment of Inventions to the Company do not apply to any invention, which qualifies as follows:

          (A) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or

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

     her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer; and

          (B) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

     Executive will advise the Company promptly in writing of any inventions that Executive believes meet the above criteria and are not otherwise disclosed on Exhibit A.
   ---------

     9. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid, or not applicable to the given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should this Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

     10. Legal Remedies. Executive hereby acknowledges that the Company would suffer irreparable injury if the provisions of Sections 6, 7 and 8 above, which shall survive the termination of the Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach. Accordingly, Executive hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily enjoined by the Company. In the event of litigation under this Agreement, each of the Company and Executive shall pay its own attorneys' fees and expenses, except that if Executive is enjoined either preliminarily or permanently, after an evidentiary hearing, then Executive shall pay the attorneys' fees and expenses of the Company in connection with that evidentiary hearing and, similarly, if such evidentiary hearing results in a court refusing a permanent injunction, then the Company shall pay Executive's attorneys' fees and expenses in connection with such hearing.

     11. Non-Assignability. In light of the unique personal services to be performed by Executive hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by Executive of this Agreement or any of Executive's duties, responsibilities or obligations hereunder shall be void. This Agreement shall not be assigned by the Company without the prior written consent of Executive.

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

     12. Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested addressed as follows: I

          If to the Company:

               DigitalWork.com, Inc.
               230 West Monroe Street, Suite 1950
               Chicago, Illinois 60610
               Attn: Chief Executive Officer

          If to Executive, to the address listed on the signature page hereto.

or to such other address or addresses as may be specified from time to time by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

     13.  General.

     (a)  Amendments.  Neither this Agreement nor any of the terms or conditions
          ----------
hereof may be waived, amended or modified except by means of a written instrument duly executed by the parties hereto.

     (b)  Captions and Headings.  The captions and paragraph headings used in
          ---------------------
this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof

     (c)  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     (d)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

     (e)  Entire Agreement.  Except as otherwise set forth or referred to in
          ----------------
this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

     (f)  Reliance by Third Parties.  This Agreement is intended for the sole
          -------------------------
and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any

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

right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

     (g)  Governing Law, Jurisdiction.  This Agreement shall be construed in
          ---------------------------
accordance with and governed in all respects by the laws of the State of Illinois (without giving effect to the conflicts of laws provisions thereof). Subject to Section 14 below, the parties hereto agree that all claims, disputes, or controversies between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, whether arising at law or equity in contract, tort, equity, or otherwise, if pursued in court shall be resolved only by state or federal courts located in Cook County, Illinois, but each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of Cook County, Illinois. Each party hereto waives in all disputes any objection that it may have to personal jurisdiction or the venue of the court considering the dispute.

     14.  Arbitration and Equitable Relief.
          --------------------------------

          (a)  Arbitration.  EXCEPT AS PROVIDED IN SECTION 14(b) BELOW,
               -----------
EXECUTIVE AGREES THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN ILLINOIS, IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND EXECUTIVE SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH SHALL SEPARATELY PAY THE RESPECTIVE COUNSEL FEES AND EXPENSES.

     THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 14(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

               ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT;

               iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

          (b)  Equitable Remedies.  EXECUTIVE AGREES THAT IT WOULD BE IMPOSSIBLE
               ------------------
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

          (c)  Consideration.  EXECUTIVE UNDERSTANDS THAT EACH PARTY'S PROMISE
               -------------
TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY'S LIKE PROMISE. EXECUTIVE FURTHER UNDERSTANDS THAT EXECUTIVE IS OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on and as of the date first set forth above.

                                The Company:

                                DigitalWork.com, Inc.,
                                a Delaware corporation

                                By:    /s/ David P. Aniol
                                Title:  Chief Financial Officer

                                Executive:

                                Robert A. Schultz

                                /s/ Robert A. Schultz